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                                                              Exhibit (a)(1)(iv)


                                INTERLIANT, INC.


                      OFFER TO EXCHANGE CASH, WARRANTS AND
                      10% CONVERTIBLE SENIOR NOTES DUE 2006
                           FOR ISSUED AND OUTSTANDING
                   7% CONVERTIBLE SUBORDINATED NOTES DUE 2005



To:     BROKERS, DEALERS, COMMERCIAL BANKS,
        TRUST COMPANIES AND OTHER NOMINEES:

        Interliant, Inc. ("Interliant") is offering, subject to the terms and
                           ----------
conditions set forth in the Offering Circular, dated November 9, 2001 (the "Offering Circular") and the accompanying Letter of Transmittal ("Letter of
 -----------------                                                ---------
Transmittal"), relating to the offer (the "Exchange Offer") of Interliant to
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exchange cash, warrants to purchase shares of common stock, par value $.01 per share, of Interliant (the "Warrants") and 10% Convertible Senior Notes due 2006
                           --------
(the "Senior Notes") for Interliant's issued and outstanding 7% Convertible
      ------------
Subordinated Notes due 2005 (the "Subordinated Notes").
                                  ------------------

        We are requesting that you contact your clients for whom you hold Subordinated Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Subordinated Notes registered in your name or in the name of your nominee, or who hold Subordinated Notes registered in their own names, we are enclosing the following documents:

        1.      The Offering Circular;

        2. Interliant's 2000 Annual Report on Form 10-K, Amendments to Interliant's Annual Report on Form 10-K/A, Second Quarter Quarterly Report on Form 10-Q, Interliant's 2001 Current Reports on Form 8-K filed as of the date of the Offering Circular, and 2001 Annual Meeting Proxy Statement;

        3. The Letter of Transmittal for your use and for the information of your clients;

        4. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if (a) certificates for the Subordinated Notes are not immediately available, (b) time will not permit the certificates for the Subordinated Notes or other required documents to reach the Exchange Agent before the expiration of the Exchange Offer or (c) the procedure for book-entry transfer cannot be completed prior to the expiration of the Exchange Offer;

        5. A form of letter which may be sent to your clients for whose account you hold Subordinated Notes registered in your name or the name of your nominee, with space provided for obtaining your clients' instructions with respect to the Exchange Offer;

        6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

        7. Return envelopes addressed to The Chase Manhattan Bank, the Exchange Agent for the Exchange Offer.

        YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 12, 2001, UNLESS THE EXCHANGE OFFER IS EXTENDED (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). SUBORDINATED NOTES
                                      ---------------
TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE OR AT ANY TIME AFTER JANUARY 8, 2002, IF INTERLIANT HAS NOT ACCEPTED THE TENDERED SUBORDINATED NOTES FOR EXCHANGE BY THAT DATE.

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        Unless a holder of the Subordinated Notes complies with the procedures described in the Offering Circular under the caption "The Exchange Offer - Guaranteed Delivery Procedures," the holder must do one of the following on or prior to the Expiration Date to participate in the Exchange Offer:

        . tender the Subordinated Notes by sending the certificates for the Subordinated Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, to The Chase Manhattan Bank, as Exchange Agent, at the address listed in the Offering Circular under the caption "The Exchange Offer - Exchange Agent"; or

        . tender the Subordinated Notes by using the book-entry procedures described in the Offering Circular under the caption "The Exchange Offer - Book Entry Transfer" and transmitting a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (defined below) instead of the Letter of Transmittal, to the Exchange Agent.

In order for a book-entry transfer to constitute a valid tender of Subordinated Notes in the Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a "Book-Entry Confirmation") of the Subordinated Notes into
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the Exchange Agent's account at The Depository Trust Company prior to the
Expiration Date. The term "Agent's Message" means a message, transmitted by The
                           ---------------
Depository Trust Company and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering holder of Subordinated Notes that the holder has received and has agreed to be bound by the Letter of Transmittal.

        If a registered holder of Subordinated Notes wishes to tender the Subordinated Notes in the Exchange Offer, but (a) the certificates for the Subordinated Notes are not immediately available, (b) time will not permit the certificates for the Subordinated Notes or other required documents to reach the Exchange Agent before the Expiration Date, or (c) the procedure for book-entry transfer cannot be completed before the Expiration Date, a tender of Subordinated Notes may be effected by following the Guaranteed Delivery Procedures described in the Offering Circular under the caption "The Exchange Offer - Guaranteed Delivery Procedures."

        Interliant will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Offering Circular and the related documents to the beneficial owners of Subordinated Notes held by them as nominee or in a fiduciary capacity. Interliant will pay or cause to be paid all stock transfer taxes applicable to the exchange of Subordinated Notes in the Exchange Offer, except as set forth in Instruction 13 of the Letter of Transmittal.

        Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Chase Manhattan Bank, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal or Mellon Investor Services LLC, the Information Agent for the Exchange Offer, at the address and telephone numbers set forth in the Offering Circular.

                                                        Very truly yours,

                                                        INTERLIANT, INC.


        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF INTERLIANT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL.

Enclosures

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